Exhibit 10.1

CONFIDENTIAL

November 2, 2007

Soo Hong Jeong
#202 Sam-Ik Park Villa
248 Gumi-Dong
Bundang, Seongnam, Kyeonggi
Korea 463-802

          Re: Extension of your Employment Agreement

Dear S. H.:

Reference is made to the October 29, 2006 Letter Agreement between yourself and Photronics, Inc. extending your Employment Agreement dated June 9, 2006 (the “Agreement”) for an additional period of one year.

This letter will amend your Agreement to renew the Agreement for an additional period of one year beginning on October 28, 2007 and ending on October 27, 2008. All other terms and conditions of the Agreement will remain the same.

Please indicate your acceptance of the amendment of your Agreement by signing the enclosed copy of this letter and returning it to the undersigned.

Sincerely,

/s/ Michael J. Luttati

Michael J. Luttati

Chief Executive Officer

AGREED TO AND ACCEPTED

By:	/s/ Soo Hong Jeong

Soo Hong Jeong

Date:	November 6, 2007